AMERIPRISE CERTIFICATE COMPANY

POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

Each of the undersigned as a director of Ameriprise Certificate Company (the “Company’), a face-amount certificate company registered under the Investment Company Act of 1940, hereby constitutes and appoints Abu M. Arif, Brian Granger, James R. Hill, Megan E. Garcy and Ryan C. Larrenaga or any one of them, as his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, any and all registration statements and amendments thereto (with all exhibits and other documents required or desirable in connection therewith) that may be prepared from time to time in connection with the Company’s existing or future face-amount certificate products – whether pursuant to the requirements of the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, or otherwise – and any necessary or appropriate filings with states or other jurisdictions, and grants to any and all of them the full power and authority to do and perform each and every act required or necessary or appropriate in connection with such signatures or filings.

Signed on this 15th day of November 2023

/s/ Karen M. Bohn Karen M. Bohn

/s/ Lorna P. Gleason Lorna P. Gleason

/s/ Ronald L. Guzior Ronald L. Guzior

/s/ Robert J. McReavy Robert J. McReavy